UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2017

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction
of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
                 (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Donna M. Colaco, Brand President - White House Black Market (“WHBM”), will be leaving Chico’s FAS, Inc. (the “Company”) effective January 31, 2018. The Company extends its appreciation to Ms. Colaco for her contributions.

Upon execution and non-revocation of a Separation Agreement and Release with the Company (the "Release"), Ms. Colaco will be entitled to severance benefits under the Company’s Officer Severance Plan, as described in the Company’s 2017 proxy statement. Ms. Colaco will also receive accelerated vesting of a time-based prorated portion of her non-vested restricted stock grants and, subject to the achievement of the applicable performance goals, a time-based prorated portion of her non-vested performance share unit grants, in each case effective upon execution and non-revocation of the Release.
Item 7.01. Regulation FD Disclosure
On December 14, 2017, the Company announced that David Pastrana has been hired as Brand President - WHBM, effective January 10, 2018. A copy of the Company’s press release is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated December 14, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: December 14, 2017	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated December 14, 2017